IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE: FREEPORT-MCMORAN COPPER & GOLD INC. DERIVATIVE LITIGATION	) ) )	C.A. No. 8145-VCN

SUPPLEMENTAL NOTICE OF PENDENCY OF DERIVATIVE ACTION,
PROPOSED SETTLEMENT OF DERIVATIVE ACTION, SETTLEMENT
HEARING AND RIGHT TO APPEAR

The Delaware Court of Chancery authorized this Supplemental Notice. This is not a solicitation from a lawyer.

TO: All persons and entities who or which held common stock of Freeport-McMoRan Inc. (“Freeport” or the “Company”) as of the close of business on January 15, 2015 (“Freeport Stockholders”).1
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1All capitalized terms used in this Supplemental Notice that are not otherwise defined herein shall have the meanings provided in the Stipulation and Agreement of Settlement, Compromise and Release dated January 12, 2015 (the “Stipulation”) entered into between and among (a) plaintiffs Dauphin County Employee Retirement Fund; State-Boston Retirement System; Amalgamated Bank as Trustee for the LongView LargeCap 500 Index Fund, LongView LargeCap 500 Index VEBA Fund, LongView Quantitative LargeCap Fund and LongView Quantitative LargeCap VEBA Fund; and City of Roseville Employees’ Retirement System (collectively, “Plaintiffs”); and (b) individual defendants James R. Moffett, Richard C. Adkerson, Gerald J. Ford, Robert Addison Day, the estate of B.M. Rankin, Jr., H. Devon Graham, Jr., Robert J. Allison, Jr., Charles C. Krulak, Bobby Lee Lackey, Jon C. Madonna, Dustan E. McCoy, Stephen H. Siegele, Kathleen L. Quirk and James C. Flores (collectively, the “Settling Defendants”), as amended by the Addendum to the Stipulation dated March 16, 2015 entered into between and among the Plaintiffs, Settling Defendants and Credit Suisse Securities (USA) LLC (“Credit Suisse,” and with Plaintiffs and Settling Defendants, each a “Party” and, collectively, the “Parties”). A copy of the Stipulation and Addendum are available for review at the following websites: http://classaction.kccllc.net/FreeportMcMoranDerivativeLitigation; http://www.chimicles.com/freeport-mcmorancopper-gold-inc;

PLEASE READ THIS SUPPLEMENTAL NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.
This Supplemental Notice relates to a proposed settlement (the “Settlement”) of the above-captioned consolidated stockholder derivative action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”). Notice of the originally proposed Settlement for $137.5 million was previously provided by mailing and publication. This Supplemental Notice is intended to inform you of certain modifications to the terms of the Settlement that occurred after the original Notice was provided.2 On March 13, 2015, the terms of the Settlement were modified to provide that the settlement consideration will be increased by $16.25 million, consisting of a $10 million cash payment to Freeport by Credit Suisse and a credit of $6.25 million to be redeemable by Freeport in connection with assignments Credit Suisse performs for Freeport at fair market value, which assignments shall be reasonably agreed between Freeport and Credit Suisse and which credit shall expire two years after the date on which Credit Suisse makes the $10 million cash payment. In the event that the Settlement is terminated, Credit Suisse shall be entitled to a cash refund equal to the fair market value of all assignments performed by Credit Suisse under the credit up to and including the date of such termination. If the Settlement, as amended, is approved by the Court and other conditions of the Settlement are satisfied, an aggregate amount of $147.5 million, consisting of the originally proposed $137.5 million plus the additional $10 million cash payment by Credit Suisse, less Plaintiffs’ Counsel’s attorneys’ fees and expenses as awarded by the Court, will distributed to Freeport stockholders as a special dividend to be declared by the Freeport Board in connection with the Settlement.
A description of the modifications to the terms of the Settlement is set forth in paragraph 10 below.
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http://www.blbglaw.com/freeportsett; http://www.gelaw.com/freeport; http://www.labaton.com/en/cases/Freeport-McMoRan-Copper-Gold-Inc.cfm; and http://www.bernlieb.com/freeportsettlement.
2 The original Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear (the “Notice”) was mailed to Freeport Stockholders beginning on January 30, 2015. A copy of the Notice is available for review at the websites listed in footnote 1 above.

PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR FREEPORT STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND FREEPORT STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS SUPPLEMENTAL NOTICE.

WHAT IS THE PURPOSE OF THIS SUPPLEMENTAL NOTICE?

1.The purpose of this Supplemental Notice is to inform Freeport Stockholders about: (a) the modifications that the Addendum makes to the proposed Settlement, which Settlement is subject to Court approval, on the terms and conditions set forth in the Stipulation as modified by the Addendum; (b) Freeport Stockholders’ rights with respect to the proposed Settlement and Plaintiffs’ Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses; and (c) the hearing that the Court will hold on April 7, 2015, at 2:00 p.m., at the Court of Chancery of the State of Delaware, Kent County Courthouse, 38 The Green, Dover, DE 19901, at which the Court will, among other things: (i) determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Freeport and its stockholders; (ii) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation and Addendum is fair, reasonable and adequate to Plaintiffs, Freeport and Freeport’s stockholders, and should be approved by the Court; (iii) determine whether to enter the Judgment (defined in paragraph 14 below) pursuant to the Stipulation and Addendum; (iv) determine whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of litigation expenses should be approved; (v) hear and consider any objections to the Settlement or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses; and (vi) consider any such other matters as the Court deems appropriate.

WHAT IS THE ADDENDUM ABOUT?

THE FOLLOWING DESCRIPTION OF THE ADDENDUM HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS SUPPLEMENTAL NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF ANY FINDINGS OF FACT.

2.On January 15, 2015, Plaintiffs and the Settling Defendants submitted the Stipulation to the Court.

3.Paragraph 1(m) of the Stipulation defined “Released Plaintiffs’ Claims” to exclude “any claims Freeport may have against Credit Suisse arising from Credit Suisse’s bad faith, gross negligence, willful misconduct or fraud, as those terms are used in the Engagement Letter between Freeport and Credit Suisse dated September 20, 2012, in connection with its engagement to act as lead financial advisor to the Special Committee of the Freeport Board with respect to Freeport’s decision to acquire and acquisition of MMR and Plains” (the “Credit Suisse Claims”).

4.Plaintiffs indicated a desire to pursue the Credit Suisse Claims derivatively on behalf of Freeport against Credit Suisse.

5.On January 13, 2015, counsel for Plaintiffs, Credit Suisse, and Freeport participated in a mediation session in New York, New York with the Honorable Layn R. Phillips regarding a potential resolution of the Credit Suisse Claims.

6.After the January 13, 2015 mediation session, counsel for Plaintiffs, Credit Suisse, and Freeport continued to engage in arm’s-length settlement discussions.

7.On March 10, 2015, Plaintiffs, Credit Suisse, and Freeport reached an agreement in principle to settle the Credit Suisse Claims. On March 16, 2015, Plaintiffs, the Settling Defendants, and Credit Suisse entered into the formal Addendum setting forth the modifications to the Stipulation that would reflect the settlement of the Credit Suisse Claims.

8.In connection with settlement discussions and negotiations leading to the settlement of the Credit Suisse Claims, counsel for the Parties did not discuss the appropriateness or amount of any application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses based upon the settlement of the Credit Suisse Claims until all other matters had been agreed upon.

9.On March 17, 2015, the Court entered the Supplemental Scheduling Order in connection with the Settlement which, among other things, authorized this Supplemental Notice to be provided to Freeport Stockholders.

HOW DOES THE ADDENDUM MODIFY THE SETTLEMENT CONSIDERATION?

10.As consideration for the settlement of the Credit Suisse Claims, the Addendum provides for the following additions to the Settlement consideration:

(a)$10 million in cash (the “Credit Suisse Payment”) shall be paid to Freeport by Credit Suisse. Credit Suisse shall cause the Credit Suisse Payment to be deposited into the Escrow Account within five business days after entry of the Judgment. Upon the Effective Date of the Settlement, the Credit Suisse Payment, together with any interest that has accrued thereon in the Escrow Account and less any Court-awarded attorneys’ fees and expenses paid to Plaintiffs’ Counsel, shall be paid to Freeport from the Escrow Account.

(b)Credit Suisse shall also provide Freeport with a credit (the “Credit Suisse Credit”) of $6.25 million to be redeemable by Freeport in connection with assignments Credit Suisse performs for Freeport at fair market value, which assignments shall be reasonably agreed between Freeport and Credit Suisse and which credit shall expire two years after the date on which Credit Suisse causes the Credit Suisse payment to be deposited into the Escrow Account. In the event that the Settlement is later terminated, Credit Suisse shall be entitled to a cash refund equal to the fair market value of all assignments performed by Credit Suisse under the Credit Suisse Credit up to and including the date of such termination.

11.If the Settlement, as modified by the Addendum, is approved by the Court and the Effective Date occurs, an aggregate amount of $147.5 million plus interest, less Plaintiffs’ Counsel’s attorneys’ fees and litigation expenses as awarded by the Court, will be distributed to Freeport stockholders as a special dividend to be declared by the Freeport Board (the “Special Dividend”). The Special Dividend will consist of the $115 million Escrow Amount (including interest accrued thereon in the Escrow Account), the $10 million Credit Suisse Payment (including interest accrued thereon in the Escrow Account), and an additional $22.5 million to be funded by Freeport, less Plaintiffs’ Counsel’s attorneys’ fees and litigation expenses as awarded by the Court. The Special Dividend will be made at the time of the issuance of Freeport’s next regularly scheduled quarterly dividend announced after (but in no event, to the extent that at the time there is no scheduled or contemplated quarterly dividend payment, more than three (3) months after) the Escrow Amount and Credit Suisse Payment is paid to Freeport and the attorneys’ fee and expense award is paid to Plaintiffs’ Counsel and such fee and expense award has become Final.

Please note: There is no claim form for Freeport stockholders to submit in connection with this Settlement. If the Settlement is approved and the Effective Date occurs, the Special Dividend will be distributed to stockholders that own shares of Freeport common stock as of the dividend “record date”. The “record date” will be set by the Company at a future time, and as of the date of this Supplemental Notice it is not possible to determine what the exact “record date” will be.

WHAT ARE THE PARTIES' REASONS FOR THE ADDENDUM?

12.Plaintiffs and Plaintiffs’ Counsel thoroughly considered the facts and law underlying the Credit Suisse Claims. Although Plaintiffs and Plaintiffs’ Counsel believe that the claims have merit, the Court could adopt Credit Suisse’s view of the applicable legal standard or of the underlying evidence, and could enter judgment for Credit Suisse, dismissing the claims either prior to trial or after trial. Plaintiffs and Plaintiffs’ Counsel also considered the expense and length of continued proceedings necessary to pursue their claims against Credit Suisse through trial, as well as the uncertainty of appeals.

13.In light of the substantial monetary recovery included in the settlement of the Credit Suisse Claims, and on the basis of information available to them, including publicly available information and formal discovery, Plaintiffs and Plaintiffs’ Counsel have determined that the modifications to the proposed Settlement are fair, reasonable, adequate, and in the best interests of Freeport and Freeport’s stockholders. The settlement of the Credit Suisse Claims provides substantial immediate benefits to Freeport and its stockholders without the risk that continued litigation could result in obtaining similar or lesser relief for Freeport and its stockholders after continued extensive and expensive litigation, including trial and the appeals that would likely follow.

14.Credit Suisse has vigorously denied, and continues to vigorously deny, all allegations of wrongdoing, fault, liability or cognizable damage to Freeport or its stockholders in connection with the Transactions, denies that it committed any violation of law in connection with the Transactions, denies that the Transactions were in any way unfair to Freeport or its stockholders, believes that it acted properly at all times, and maintains that it has committed no breach of duty whatsoever and has aided and abetted no breach of duty whatsoever, in connection with the Transactions. Credit Suisse has entered into the Addendum solely because it considers it desirable that the Credit Suisse Claims be settled and released in order to, among other things, (i) avoid the substantial expense, inconvenience and distraction of the litigation of the Credit Suisse Claims, and (ii) avoid any possibility of a finding of liability, however remote, on the part of Credit Suisse with respect to the Credit Suisse Claims.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

15.If the Settlement is approved, the Court will enter a final order and judgment (the “Judgment”). Pursuant to the Judgment, upon the Effective Date of the Settlement, the Action will be dismissed with prejudice and the following releases will occur:

Release of Claims by Plaintiffs and Freeport: Plaintiffs and each and every Freeport Stockholder, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such only, derivatively on behalf of Freeport, and Freeport directly, by operation of the Stipulation, as modified by the Addendum, and the Judgment and to the fullest extent allowed by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties (defined below) from any and all of the Released Plaintiffs’ Claims (defined below), and shall forever be barred and enjoined from commencing, instituting or prosecuting any of the Released Plaintiffs’ Claims against any of the Released Defendant Parties.
“Released Plaintiffs’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), that Plaintiffs asserted against the Released Defendant Parties in the complaints filed in the Action, or that Freeport could have asserted directly, or that Plaintiffs or any other Freeport Stockholder could have asserted derivatively on behalf of Freeport against the Released Defendant Parties, in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other rule of law, based upon, arising out of, relating to, or concerning (which phrases are intended to be construed as broadly as permitted under applicable Delaware law as to the scope of releases provided in consideration for settlement of derivative claims): (i) Freeport’s decision to acquire and acquisition of MMR, which transaction was announced December 5, 2012 and closed June 3, 2013, (ii) Freeport’s decision to acquire and acquisition of Plains, which transaction was announced December 5, 2012 and closed May 31, 2013, or (iii) the actions, inactions, conduct, deliberations, discussion, decisions, votes or any other conduct of any kind of the Freeport officers or directors relating to the Transactions or the Freeport Board’s approval of the Transactions, but excluding any claims relating to the enforcement of the Settlement. For the avoidance of doubt, Released Plaintiffs’ Claims do not include any direct claims belonging to Freeport Stockholders, and such claims are not released by the Settlement.
“Released Defendant Parties” means (i) the Settling Defendants and Credit Suisse; (ii) all past and present officers and directors of Freeport and Credit Suisse, and any other of their, Freeport’s or Credit Suisse’s respective agents, representatives, estates, insurers, reinsurers, and advisors; and (iii) for each and all of the foregoing Persons (but only to the extent such Persons are released as provided above), any and all of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited-liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates.

Release of Claims by the Settling Defendants: The Settling Defendants, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, and assigns in their capacities as such only, by operation of the Stipulation, as modified by the Addendum, and the Judgment and to the fullest extent allowed by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Plaintiff Parties (defined below) from any and all of the Released Defendants’ Claims (defined below), and shall forever be barred and enjoined from commencing, instituting or prosecuting any of the Released Defendants’ Claims against any of the Released Plaintiff Parties.
“Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), arising out of or relating to the commencement, prosecution, or settlement of the Action, but excluding any claims relating to the enforcement of the Settlement.
“Released Plaintiff Parties” means Plaintiffs, their respective counsel (including all Plaintiffs’ Counsel), and their past and present officers and directors, and all agents, representatives, estates, insurers, reinsurers, and advisors of any of the foregoing.
Release of Claims by Credit Suisse: Credit Suisse, on behalf of itself, and its heirs, executors, administrators, predecessors, successors, and assigns in their capacities as such only, by operation of the Stipulation, as modified by the Addendum, and the Judgment and to the fullest extent allowed by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of Freeport, the Released Defendant Parties (defined above) and the Released Plaintiff Parties (defined above) from any and all of the Released Credit Suisse Claims (defined below, and together with the Released Plaintiffs’ Claims and the Released Defendants’ Claims, the “Released Claims”), and shall forever be barred and enjoined from commencing, instituting or prosecuting any of the Released Credit Suisse Claims against any of Freeport, the Released Defendant Parties, and the Released Plaintiff Parties.
“Released Credit Suisse Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), arising out of or relating to the commencement, prosecution, or settlement of the Action and/or arising out of the commencement, prosecution, or settlement of the Credit Suisse Claims, including any claim for contribution or indemnification in connection with this settlement, but excluding (a) any claims to reimburse Credit Suisse for its reasonable out-of-pocket expenses (including without limitation reasonable legal fees and other costs and expenses) as provided for under the terms of the Engagement Letter between Freeport and Credit Suisse dated September 20, 2012; and (b) any claims relating to the enforcement of the Settlement.
“Unknown Claims” means any Released Claims that a Person granting a Release under the Stipulation does not know or suspect exist in his, her or its favor at the time of the Release, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that upon the Effective Date, Plaintiffs, the Settling Defendants, and Credit Suisse shall have expressly waived, and Freeport and each of the other Freeport Stockholders shall be deemed to have, and by operation of the Judgment by the Court shall have, waived, relinquished and released any and all provisions, rights and benefits conferred by or under California Civil Code § 1542 or any law or principle of common law of the United States or any state or territory of the United States which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Plaintiffs, the Settling Defendants, and Credit Suisse acknowledge, and Freeport and all other Freeport Stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, the Settling Defendants, Credit Suisse, Freeport and all other Freeport Stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, heretofore existed or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs, the Settling Defendants, and Credit Suisse acknowledge, and Freeport and all other Freeport Stockholders by operation of law shall be deemed to have acknowledged, that this waiver and the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of the Parties in entering into the Stipulation and agreeing to the Settlement.
16.Pending final determination by the Court of whether the Settlement should be approved, all proceedings in the Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed. By order of the Court, pending final determination of whether the Settlement should be approved, Plaintiffs and all other Freeport Stockholders are barred and enjoined from commencing, instituting or prosecuting any of the Released Plaintiffs’ Claims against any of the Released Defendant Parties.

17.In the event that the Court should decide not to approve the additional terms outlined in the Addendum, or in the event that the Court approves the terms outlined in the Addendum and that decision is subsequently vacated, modified, revised or reversed by Final order, Credit Suisse shall have the right to terminate the Settlement, as amended, in its entirety. In the event that the Settlement, as amended, is terminated, the Settling Defendants and Freeport are obligated to join with Plaintiffs in re-noticing the originally proposed Settlement for $137.5 million, and establishing a new schedule for approval of that Settlement at the earliest practicable time. Such a schedule will provide Credit Suisse with an opportunity to object to the original Settlement in a hearing before the Court.

HOW WILL PLAINTIFFS' COUNSEL BE PAID?

18.Plaintiffs’ Counsel have not received any payment for their services in pursuing the claims asserted in the Action or the Credit Suisse Claims, nor have Plaintiffs’ Counsel been reimbursed for their litigation expenses. Plaintiffs’ Counsel invested their own resources pursuing the Action on a contingency basis, meaning they would only be compensated for their time and recover their expenses if they created a benefit for Freeport and Freeport’s stockholders through the Action or the prosecution of the Credit Suisse Claims. In light of the risks undertaken in pursuing the Action on a contingency basis and the benefits created for Freeport and Freeport’s stockholders through the originally proposed Settlement and the prosecution of the Action, Plaintiffs’ Counsel have applied to the Court for an award of attorneys’ fees and reimbursement of litigation expenses, and intend to apply for an additional award of attorneys’ fees and reimbursement of litigation expenses related to the settlement of the Credit Suisse Claims.

19.On March 8, 2015, Plaintiffs’ Counsel applied to the Court for an award of attorneys’ fees and litigation expenses in an aggregate amount of $29,443,175.06, to be paid from (and out of) the Escrow Amount. That amount did not include an award of attorneys’ fees and litigation expenses for Plaintiffs’ efforts in settling the Credit Suisse Claims. Before final approval of the Settlement, Plaintiffs’ Counsel will apply to the Court for a supplemental award of attorneys’ fees and litigation expenses related to the settlement of the Credit Suisse Claims, in an aggregate amount not to exceed $4.06 million in fees and expenses, to be paid from (and out of) the Credit Suisse Payment. Freeport may oppose the amount of any such application Plaintiffs’ Counsel may make, but Freeport, the Settling Defendants, and Credit Suisse acknowledge that under existing law Plaintiffs’ Counsel have a claim for reasonable attorneys’ fees, and reimbursement of reasonable and necessary expenses incurred by Plaintiffs’ Counsel, for their efforts in prosecuting the Action and settling the Credit Suisse Claims. The Court will determine the amount of any award of attorneys’ fees and litigation expenses. Freeport stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

20.The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable John W. Noble, Vice Chancellor, on April 7, 2015, at 2:00 p.m., at the Court of Chancery of the State of Delaware, Kent County Courthouse, 38 The Green, Dover, DE 19901. At the Settlement Hearing, the Court will, among other things: (a) determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Freeport and its stockholders; (b) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation, as modified by the Addendum, is fair, reasonable and adequate to Plaintiffs, Freeport and Freeport’s stockholders, and should be approved by the Court; (c) determine whether the Judgment (as defined in paragraph 14 above), should be entered dismissing the Action with prejudice pursuant to the Stipulation and the Addendum; (d) determine whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of litigation expenses (including the supplemental application in connection with the Credit Suisse Claims) should be approved; (e) hear and consider any objections to the Settlement or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses; and (f) consider any such other matters as the Court deems appropriate.

21.Any person or entity who or which held Freeport common stock as of January 15, 2015 and continues to own such stock through April 7, 2015, the date of the Settlement Hearing, may object to the Settlement, as modified by the Addendum, or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses (including the supplemental application). Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery at the address set forth below on or before March 30, 2015. Objections and all supporting papers must also be served on representative counsel for Plaintiffs, Credit Suisse and the Settling Defendants (by hand or overnight delivery) at the addresses set forth below so that the papers are received on or before March 30, 2015.

Register in Chancery	Representative Counsel for Plaintiffs	Representative Counsel for the Settling Defendants
Register in Chancery Court of Chancery of the State of Delaware	Michael J. Barry Grant & Eisenhofer P.A. 123 Justison Street	William M. Lafferty Morris Nichols Arsht & Tunnell LLP

Kent County Courthouse 38 The Green Dover, DE 19901	Wilmington, DE 19801	1201 N. Market Street, 18th Floor Wilmington, DE 19801 M. Duncan Grant Pepper Hamilton LLP 1313 N. Market Street Suite 5100 Wilmington, DE 19899
Representative Counsel for Credit Suisse T. Brad Davey Potter, Anderson & Corroon LLP Hercules Plaza 1313 North Market Street 6th Floor P.O. Box 951 Wilmington, DE 19801

22.Any objections, filings and other submissions: (a) must state the name, address and telephone number of the objector and must be signed by the objector; (b) must contain a statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (c) must include documentation sufficient to prove that the objector held shares of Freeport common stock as of the close of business on January 15, 2015 and continues to hold such shares.

23.You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

24.If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, as modified by the Addendum, or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on representative counsel for Plaintiffs, Credit Suisse and the Settling Defendants at the addresses set forth above so that it is received on or before March 30, 2015. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

25.You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on representative counsel for Plaintiffs, Credit Suisse and the Settling Defendants at the addresses set forth in paragraph 21 above so that the notice is received on or before March 30, 2015.

26.The Settlement Hearing may be adjourned by the Court without further written notice to Freeport Stockholders. If you intend to attend the Settlement Hearing, you should confirm the date and time with Plaintiffs’ Counsel.

27.Unless the Court orders otherwise, any Freeport Stockholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, as modified by the Addendum, or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses (including the supplemental application in connection with the Credit Suisse Claims), or any other matter related to the Settlement, in the Action or in any other action or proceeding. Freeport Stockholders do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

28.This Supplemental Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in the Action, you are referred to the papers on file in the Action, including the Stipulation and the Addendum, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Kent County Courthouse, 38 The Green, Dover, DE 19901. Additionally, copies of the original Notice, the Stipulation, the Addendum, and any related orders entered by the Court will be posted on the following websites: http://classaction.kccllc.net/FreeportMcMoranDerivativeLitigation; http://www.chimicles.com/freeport-mcmorancopper-gold-inc; http://www.blbglaw.com/freeportsett; http://www.gelaw.com/freeport; http://www.labaton.com/en/cases/Freeport-McMoRan-Copper-Gold-Inc.cfm; and http://www.bernlieb.com/freeportsettlement. If you have questions regarding the Settlement, you may write or call the following representative for Plaintiffs’ Counsel: Michael J. Barry, Grant & Eisenhofer P.A., 123 Justison Street, Wilmington, DE 19801, (302) 622-7000.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF
THE REGISTER IN CHANCERY REGARDING THIS SUPPLEMENTAL NOTICE.

Dated: March 17, 2015	BY ORDER OF THE COURT OF
CHANCERY OF THE STATE OF
DELAWARE

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